Manpower Inc.
                Operating Unit Results
                     (In millions)

                                           3 Months Ended
                                               March 31
                                          ------------------
                                             2000      1999
                                          ------------------
    Revenues from services:
      United States (a)                   $  563.9  $  515.8
      France                                 913.6     828.0
      United Kingdom                         365.0     272.8
      Other Europe                           459.5     361.0
      Other Countries                        266.3     197.6
                                          --------  --------
                                          $2,568.3  $2,175.2
                                          ========  ========

    Operating Unit Profit:
      United States                       $   15.4  $   13.3
      France                                  20.8      13.4
      United Kingdom                           8.0       6.9
      Other Europe                            14.7      10.1
      Other Countries                          3.7       2.4
                                          --------  --------
                                              62.6      46.1
      Other corporate expenses                12.1       9.3
                                          --------  --------
        Operating profit                      50.5      36.8
      Interest and other expense (b)          10.8       4.8
                                          --------  --------
        Earnings before taxes             $   39.7  $   32.0
                                          ========  ========

    Footnotes:

    (a) Total systemwide sales in the United States, which includes sales of Company-owned branches and franchises were $922.1 and $850.4 for the three months ended March
         31, 2000 and 1999, respectively.

    (b)  The components of interest and other expense
         (income) were:

                   Interest expense       $     7.9   $    3.9
                   Interest income             (2.0)      (2.2)
                   Translation loss (gain)      1.1        1.0
                   Loss on sale of accounts
                    receivable                  3.2        2.3
                   Other                        0.6       (0.2)
                                           --------   ---------
                                           $   10.8    $   4.8
                                           ========   =========